UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2009

CHINA HOLDINGS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33804	61-1533071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302)-295-4832

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

In connection with the proposed acquisition, China Ceramics Co., Ltd., a wholly owned subsidiary of China Holdings Acquisition Corp. (“CHAC”), prepared a Registration Statement containing a proxy statement/prospectus.  A definitive proxy statement/prospectus and a form of proxy has been mailed to the stockholders of CHAC seeking their approval of the transaction. Before making any voting decision, CHAC’s stockholders are urged to read the proxy statement/ prospectus regarding the merger carefully and in its entirety because it will contain important information about the proposed merger.  CHAC’s stockholders are able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents filed with the U.S. Securities and Exchange Commission from the Commission’s website at http://www.sec.gov. CHAC’s stockholders are also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition  Corp., 1000 North West Street Suite 1200,  Wilmington, DE. 19801 or by telephone at (302) 295-4832.  CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from  CHAC’s stockholders with respect to the proposed merger.  Information about CHAC’s directors and executive officers and their ownership of  CHAC’s common stock is set forth in the proxy statement/prospectus. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the merger, which may be different than those of  CHAC’s stockholders generally, by reading the proxy statement/prospectus filed under China Ceramics Co., Ltd. and other relevant documents regarding the proposed merger.

Item 8.01 Other Events

China Holdings Acquisition Corp. (“CHAC”) previously reported entering into an agreement (the “Victory Agreement”), dated November 17, 2009, with Victory Park Capital Advisors, LLC (“Victory Park”), pursuant to which funds managed by Victory Park might purchase up to an aggregate of up to approximately 4,000,000 shares of CHAC’s common stock from third parties prior to CHAC’s special meeting of stockholders.  As of November 18, 2009, Victory Park had purchased 3,852,237 shares of CHAC common stock from third parties and entered into agreements with CHAC to sell such shares to CHAC for $37,713,400.

In addition, CHAC has entered into Stock Purchase Agreements with 7 of its stockholders to purchase an aggregate of 3.586 million shares of CHAC common stock for a purchase price of $9.79 per share.  Neither of the sellers is affiliated with CHAC or Success Winner Limited, or any of their respective officers and directors and/or their respective affiliates.  Two of the stockholders, Aldebaran Investments LLC and Credit Suisse were, however, greater than 5% stockholders of CHAC’s common stock.  Pursuant to the purchase agreements, such stockholders have agreed not to exercise their conversion rights or, if they have already exercised their conversion rights, to withdraw and revoke such exercise.  Including the agreements that were previously reported, CHAC has entered into agreements to purchase an aggregate of 4.886 million of its shares of common stock (not including the shares to be purchased pursuant to the Victory Agreement).

The purchase of shares of CHAC common stock pursuant to these agreements will reduce the number of shares available to seek redemption of their common stock for cash.  The purchase of common stock pursuant to these agreements will take place concurrently with or following the closing of the redomestication and business combination and will be paid for with funds that will be released from CHAC’s trust account upon consummation of the redomestication and business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2009

CHINA HOLDINGS ACQUISITION CORP.

By:	/s/ Paul K. Kelly
Name: Paul K. Kelly
Title: Chairman and Chief Executive Officer